                                                                     EXHIBIT 5.1

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

         We are acting as counsel to Voice Control Systems, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form SB-2, as amended (the "Registration Statement"), under the Securities Act of 1933 (the "Act") for the respective accounts of the Company and certain stockholders of the Company ("Selling Stockholders"), relating to the registration of an aggregate of 2,840,500 shares (the "Shares") of the Company's common stock par value $.01 per share of which 370,500 shares are subject to a 30-day over-allotment option (the "Over-Allotment Option Shares") granted by the Company and Selling Stockholder to the Representatives of the Underwriters and of which 1,018,350 shares related to the option of a Selling Stockholder to be issued to the Representatives of the Underwriters (the "Option Shares").

         We have reviewed corporate records and documents, other documents and such questions of law as we have deemed necessary or appropriate for purposes of this opinion.

         Upon the basis of such examination, we advise you that, in our opinion:

         1. When the Registration Statement relating to the Shares has become effective under the Act and the Shares, including Over-Allotment Option Shares, if any, issued and sold by the Company have been duly issued and sold as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

         2. The Shares, including Option Shares, being registered for the respective accounts of the Selling Stockholders when issued and sold will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                                        Very truly yours,


                                        DICKINSON, WRIGHT, MOON,
                                        VAN DUSEN & FREEMAN